UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2016

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 12, 2016, The Southern Company (the “Company”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto (the “Underwriters”), covering the issue and sale of $800,000,000 aggregate principal amount of its Series 2016A 5.25% Junior Subordinated Notes due October 1, 2076 (the “Junior Subordinated Notes”). The Junior Subordinated Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-202413) of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

1.3
Underwriting Agreement relating to the Junior Subordinated Notes, dated September 12, 2016, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.4	Second Supplemental Indenture to the Subordinated Note Indenture dated as of September 15, 2016, providing for the issuance of the Junior Subordinated Notes.

4.9	Form of the Junior Subordinated Note (included in Exhibit 4.4 above).

5.1	Opinion of Troutman Sanders LLP relating to the Junior Subordinated Notes.

8.1	Tax Opinion of Troutman Sanders LLP.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).

23.2	Consent of Troutman Sanders LLP (included in Exhibit 8.1 above).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2016	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary